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                                                                    EXHIBIT 23.2

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 25, 2000 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-48766) and related Prospectus of M-tron
Industries, Inc. for the registration of 1,006,790 shares of its common stock.

                                          /s/ Ernst & Young LLP

Des Moines, Iowa
December 12, 2000